FIRST CALIFORNIA FINANCIAL GROUP, INC.

Planning for the road ahead

February 2011

Safe Harbor

This presentation contains certain forward-looking information about First California Financial Group, Inc. ("First California" or "FCAL" that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, revenues are lower than expected, credit quality deterioration which could cause an increase in the provision for credit losses, First California's ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all, changes in consumer spending, borrowing and savings habits, technological changes, the cost of additional capital is more than expected, a change in the interest rate environment reduces interest margins, asset/liability repricing risks and liquidity risks, general economic conditions, particularly those affecting real estate values, either nationally or in the market areas in which First California does or anticipates doing business are less favorable than expected, a slowdown in construction activity, recent volatility in the credit or equity markets and its effect on the general economy, legislative or regulatory requirements or changes adversely affecting First California's business, the effects of and changes in monetary and fiscal policies and laws including the interest rate policies of the Board of Governors of the Federal Reserve, demand for the products or services of First California as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, the costs and effects of legal, accounting and regulatory developments, the inability to obtain regulatory approvals for acquisitions on the terms expected or on the anticipated schedule, and other factors. If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements prove to be incorrect, First California's results could differ materially from those expressed in, or implied or projected by, such forward-looking statements. First California assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled "Risk Factors" in First California's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other reports filed by it with the Securities and Exchange Commission ("SEC").

First California Snapshot

- 19 branches in 7 counties*
- Nasdaq: FCAL
- Total assets of approximately $1.9 Billion*
- FCAL created in 2007 as a result of merger of equals between FCB Bancorp and National Mercantile Bancorp
- Legacy First California Bank 32 years old
- Current management in place since 1999


San Luis Obispo
San Bernardino
Ventura
Los Angeles
Riverside
Orange
San Diego

* Information as of 2/22/11

2010 Fourth Quarter Highlights

- Pre-tax, pre-provision income increased 13 percent to $3.1 million from $2.7 million for Q3 10
- Acquired Western Commercial Bank in an FDIC-assisted transaction, recognizing a $2.3 million gain on the purchase – completed integration in 35 days
- Net interest income grew 9 percent to $12.1 million from $11.1 million for Q3 10
- Net interest margin rose to 3.59 percent from 3.46 percent for Q3 10
- Non-covered nonaccrual loans declined to $18.2 million from $22.4 million at Q2 10
- Net charge-offs (non-annualized) as a percentage of average non-covered loans declined to 0.07 percent for Q4 10 from 0.40 percent for Q3 10
- Core deposits remained strong at 77 percent of total deposits at Q4 10
- Tangible book value per common share was $3.65 both Q4 10 and Q3 10

2010 Full Year Financial Highlights

- Net income was $1.4 million versus a net loss of $4.7 million for 2009
- Increased tier 1 capital and tangible common equity
  - Completed stock offering in the Q1 10 with gross proceeds of $41.4 million
- Completed an FDIC-assisted transaction in November 2010 and entered definitive purchase agreement in December 2010 to acquire the EBS division of Palm Desert National Bank – expected to close at end of Q1 2011
- Provision for loan losses dropped to $8.3 million in 2010 from $16.6 million in 2009
- Net charge-offs as a percentage of average non-covered loans declined from 0.89 percent in 2009 to 0.85 percent in 2010
- At December 31, 2010:
  - Loans increased 7 percent to $1.0 billion from $939.2 million at prior year-end
  - Core non-maturity deposits increased $68.4 million to $808.6 million from prior year-end
  - Non-covered past due and nonaccrual loans declined to $29.9 million from $54.8 million at prior year-end
- Operating expenses fell 9 percent to $37.8 million from $41.5 million for 2009

Asset Quality Summary

- Positive nonperforming asset trend – resolutions continue
- Net charge-offs to average non-covered loans only 0.85% for 2010 and 0.89% for 2009
- ALLL as percentage of non-covered loans of 1.80% at 12/31/10 is approximately twice the annual net charge-off rate for each of the past two years
- Number of nonperforming assets is manageable
  - Only four non-covered nonaccrual loans greater than $1 million at 12/31/10
  - Only eight non-covered REO properties at 12/31/10

Asset Quality - Non-Covered Loans

($Thousands)	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010
Past Due Loans 30-89 Days	$14,592	$2,520	$1,078	$2,003	$11,630**
Past due Loans 90+ Days	$200	—	—	—	—
Nonaccrual Loans	$39,958	$37,034	$13,192	$22,398	$18,241
Total Nonperforming Loans	$40,158	$37,034	$13,192	$22,398	$18,241
Foreclosed Property	$4,893	$5,997	$27,850	$27,906	$26,011
Total Nonperforming Assets	$45,051	$43,031	$41,042	$50,304	$44,252
NPA's as % of Loans & OREO	4.77%	4.65%	4.46%	5.52%*	4.30%*

* Pro-forma ratio was 4.16% at Q3 2010 and 3.49% at Q4 2010 excluding two nonaccrual shared national credits downgraded in Q3 2010

** $8.3 million completed construction loan is currently in escrow which will result in a full payoff

Non-Covered Nonaccrual Loans by Type


($ Millions)
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
12/31/09
3/31/10
6/30/10
9/30/10
12/31/10
Installment
Home Mortgage
Construction
Commercial Loans & Lines
Commercial Mortgage

Low Historical Loss Levels



Annualized Net Charge-Offs to Average Non-Covered Loans
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.24%
0.09%
0.80%
0.12%
1.52%
0.89%
1.27%
0.85%
4Q07
4Q08
4Q09
4Q10
Peers
FCAL

Source: First California Bank Uniform Bank Performance Report as of 12/31/2010.
Peer group represents all insured commercial banks with assets between $1 billion and $3 billion.

Net Charge-Offs by Type

($ Thousands)	4Q09	1Q10	2Q10	3Q10	4Q10
CRE	$ 330	$ 1,302	$ 337	$ 82	$ (41)
Commercial loans & lines	1,173	709	496	3,530	520
Construction	1	367	(17)	(117)	150
Home mortgage	473	65	93	49	41
Home equity loans & lines	—	199	—	—	—
Installment	4	19	3	26	(4)
Total net charge-offs	$ 1,981	$ 2,661	$ 912	$ 3,570	$ 666
Net loan charge-offs to average non-covered loans	0.21%	0.29%	0.10%	0.40%	0.07%

Basis points losses are not annualized

Proven Credit Culture

- Primarily a cash-flow lender with secondary emphasis on LTV
- Conservative origination standards
  - Weighted average DSCR of 1.62 and LTV of 59% at 12/31/10 on CRE portfolio
  - Weighted average DSCR of 1.34 and LTV of 60% at 12/31/10 on multifamily portfolio
- Stress tests preformed & current rent tolls and operating statements obtained
- Experienced credit administration team results in timely resolutions
- Diversified, granular loan portfolio
- Credit culture has resulted in significantly lower loan losses than peers during current economic downturn

Loan Portfolio Characteristics

	Construction and Land	Commercial Mortgage		Multi-Family	C&I
		Owner-Occupied	Investor		
Portfolio Size	$61.4 million	$128.2 million	$297.5 million	$138.3 million	$230.4 million
% of Total Portfolio	6.1%	12.8%	29.7%	13.8%	23.0%
Weighted Avg LTV	61.7%	59.4%		60.3%	
Weighted Avg DSCR		1.62		1.34	
Average Balance/ Commitment	$2,186,000	$1,069,000		$831,000	$252,000
	0 non-covered nonaccrual loans > $1.0 million	1 non-covered nonaccrual loan > $1.0 million		0 non-covered nonaccrual loans > $1.0 million	3 non-covered nonaccrual loans > $1.0 million

Commercial Mortgage Portfolio

Loans Outstanding by Property Type:
$425.7 million at 12/31/10


Assisted Living 1%
Restaurant 2%
Medical 3%
Hotel 6%
Mixed Use 3%
Self Storage 5%
Other 11%
Industrial/ Warehouse 28%
Retail 16%
Office 25%

Owner-occupied	30%
Investor properties	70%

Regulatory CRE balance relative to Tier 1 Capital & ALLL = 306%(1)

Regulatory Non-covered CRE balance relative to Tier 1 Capital & ALLL = 286%(1)

1) *Regulatory CRE includes commercial mortgage, multifamily, construction, land and commercial loans to finance real estate, less owner-occupied loans in these categories.*

Diversified Loan Portfolio

Total Loans:

$1,001.6 million


Construction
& Land Dev
6%
1-4 Family
14%
Commercial
Mortgages
42%
Multifamily
14%
Commerial Loans
& Lines of Credit
24%

Yield on Loans = 5.72%

Loan yield for the twelve months ended 12/31/2010

Granular Portfolio Composition

	Distribution by Size					
	< $500,000	$500,000 to $999,999	$1,000,000 to $2,999,999	$3,000,000 to $4,999,999	$5,000,000 to $9,999,999	$10,000,000 to $12,600,000
Commercial Mortgage	10%	15%	30%	15%	21%	9%
Commercial Loans and Lines of Credit	32%	13%	30%	11%	9%	5%
Construction & Land Development	2%	4%	33%	18%	26%	17%
Multifamily Mortgage	14%	30%	41%	—	15%	—
Home Mortgage	25%	27%	32%	3%	13%	—
Home Equity Loans and Lines of Credit	46%	19%	6%	29%	—	—
Installment & Credit Card	87%	13%	—	—	—	—
Totals	**18%**	**17%**	**31%**	**11%**	**16%**	**7%**

Loan Portfolio Outlook

- Increase in nonperforming loans and charge-offs in 2010 3Q isolated in two shared national credits
- C&I and CRE portfolios have shown weaknesses, but no signs of widespread deterioration
- Sluggish loan demand as reflected by decreased line usage
- Focus is on growing:
  - C&I
  - Owner-occupied CRE
  - Home mortgages
- Purchased $24.2 million portfolio of home mortgage loans at the end of the third quarter, and an additional $28.3 million in the fourth quarter
- Disposition of nonaccrual loans will result in increased yield on portfolio

Diversified Deposit Base

Total Deposits:
$1.1 Billion


CDs < $100K
7%
CDs > $100K
13%
Non-interest Checking
29%
Interest Checking
8%
Money Market & Savings
34%
State of CA CDs
9%

Cost of Deposits = 0.72%

Core Deposits = 77.2%

Cost of deposits is for the twelve months ended 12/31/2010

Strong & Growing Core Deposit Base



$1,000
$900
$800
$700
$600
$500
$400
$300
12/31/08
3/31/09
6/30/09
9/30/09
12/31/09
3/31/10
6/30/10
9/30/10
12/31/10
Maturity Core Deposits
Nonmaturity Core Deposits

62%	68%	68%	71%	74%	77%	79%	77%	77%	= % of Total Deposits

Strong Liquidity Position

- Continued build-up of liquidity position
  - Strong core deposit growth, exclusive of brokered deposits and time deposits of $100K or greater, representing 77% of total deposits at 12/31/10
- Multiple funding sources
  - $14 million borrowing facility with FRB
  - $27 million of available Fed Funds lines
  - $137 million of available FHLB borrowing capacity
- Securities portfolio
  - $272 million portfolio provides monthly cash flow
  - Excess unpledged securities can augment liquidity by being pledged as collateral for borrowings or by being sold
- Alternative funding sources (brokered deposits, State of Calif. Deposits, Borrowings)
  - No significant reliance on alternative funds – 24% of interest-bearing liabilities at 12/31/10
  - Available capacity to react to liquidity needs

Securities Portfolio

Net Unrealized Gain or Loss 12/31/10 ($000's)	
Treasury Notes	$36
Agency Notes	($509)
Agency CMOs	($240)
Agency MBS	($180)
Municipal Securities	($157)
Private CMOs	($3,515)
Other	($1,977)
Total	**($6,542)**

Total Securities Portfolio: $279.0 million(1)



Municipal Securities, $3.2 1%
Private CMOs, $20.4 7%
Other, $7.2 3%
U.S. Treasury Notes/Bills, $51.1 18%
Agency Notes, $59.4 21%
Agency MBS, $47.5 17%
Agency CMOs, $90.2 33%
($ millions)

(1)Amortized Cost

Strong Capital Position


18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
7.08%
11.00%
15.53%
16.78%
TCE/TA
Leverage Capital Ratio
Tier 1 Capital Ratio
Total Risk Based Capital Ratio

Stable Net Interest Margin



4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
3.59%
0.29%
Q1 08
Q2 08
Q3 08
Q4 08
Q1 09
Q2 09
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10
Q4 10
FCAL
3-month LIBOR¹

(1)Average for Quarter

Drivers of "PTPP" Earnings Power

- Deploy excess liquidity into quality loans
- Renewed focus on new business development, boosted by contributions from new lending teams
- Internal cost saves and expense management
- Disposition of nonaccrual loans
- Continue to attract low cost deposits
- Long-term asset rate sensitivity

Current Outlook

- Improving asset quality trends expected to translate into lower provisioning, lower collection costs and NIM expansion
- Growing core deposit base facilitating low cost of funds
- Strong liquidity and capital position
- Expanding market share
  - Acquired Western Commercial Bank in Woodland Hills, CA; reduced risk due to loss-share agreement with FDIC
  - Acquired San Luis Trust Bank in San Luis Obispo, CA; reduced risk due to loss-share agreement with FDIC
- Generating additional revenue streams through new service offerings
  - Agreement to acquire EBS division of Palm Desert National Bank – expected to close end of Q1 2011
- Improving profit trend
- March 2010 capital raise expands potential growth opportunities
  - Organic growth
  - FDIC-assisted transactions
  - Whole bank acquisitions
  - Possible entry into mortgage banking and/or wealth management business lines
- Focused on creating long-term shareholder value


FIRST CALIFORNIA
FINANCIAL GROUP, INC.
Preparing for our future